EXHIBIT 99

                              CONTACT:    JAY D. HABER, CHAIRMAN & CEO
                                          THOMAS J. CONCANNON, CFO
                                          GEOKINETICS INC.
                                          (713) 850-7600
                                          (713) 850-7330 FAX

FOR IMMEDIATE RELEASE

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                  GEOKINETICS CLOSES FINANCING AND ACQUISITION
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HOUSTON, MAY 1, 1998 - GEOKINETICS (NASDAQ: GEOK) announced today that it had obtained $40,000,000 in seven year senior subordinated debt financing from an investment group led by DLJ Investment Partners, L. P., an affiliate of Donaldson Lufkin & Jenrette Securities Corporation. As additional consideration, the investment group also received warrants to purchase GEOKINETICS common stock.

GEOKINETICS also announced today that it has completed the previously announced acquisition of Geophysical Development Corporation (GDC), a Houston based provider of seismic data processing, well log processing and consultation services. The acquisition was made for a combination of cash and shares of GEOKINETICS common stock.

GEOKINETICS, through its wholly owned subsidiary, Quantum Geophysical, Inc., will use a portion of the proceeds to increase the number of recording channels available to its existing crews and to equip the Company's fifth onshore seismic acquisition crew. It is anticipated that the crew will begin operations later this month in the Gulf Coast Region.

Michael A. Dunn, Vice President and Chief Technology Officer of GEOKINETICS, stated that "the acquisition of GDC continues our strategy of becoming a technology focused seismic data service provider to the oil and gas industry. We are extremely excited by the diversification and future expansion opportunities this acquisition creates for our Company."

GEOKINETICS INC., based in Houston, Texas is a US provider of 3D seismic acquisition services through its subsidiaries, Quantum Geophysical, Signature Geophysical and Reliable Exploration.

                         GEOKINETICS INC. (NASDAQ: GEOK)
        Marathon Oil Tower 5555 San Felipe Ste. 780 Houston, Texas 77056
                       (713) 850-7600 (713) 850-7330 FAX